Exhibit 1.1

CDC Corporation to hold a conference call on January 6th, 2006 at 9:00 am EST to discuss its proposed strategic transaction with Onyx Software Corporation

[Atlanta, January 5, 2005] CDC Corporation (NASDAQ: CHINA; website: www.cdccorporation.net) will hold a conference call to discuss its proposed strategic transaction with Onyx Software Corporation.

To listen, call the access number a few minutes before the scheduled start time of the call.

Date: Friday, January 6th, 2006

Time: 9:00 am EST (6:00 am PST)

USA and CANADA Toll Free Number: +1 877-692-2592

INTERNATIONAL Toll Number: +1 973-582-2700

The conference ID number is # 6880711 and the call leader is Mr. Steven Chan.

Alternatively, the conference call can be heard via the Internet at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=78433&eventID=1189625

A digital replay will be available shortly after the conclusion of the call on January 6th, 2006 by calling:

USA and Canada Toll Free Number: + 1 877 519 4471

International Toll Number: +1 973 341 3080

Digital Passcode or PIN: 6880711

About CDC Corporation

CDC Corporation (NASDAQ: CHINA) is focused on enterprise software, mobile applications and online games. As part of its strategic review, the company has reorganized into two primary operating business units, CDC Software and China.com Inc.

For more information about CDC Corporation, please visit the website — www.cdccorporation.net

About CDC Software

CDC Software, the software unit of CDC Corporation, offers a broad range of software solutions for mid-sized enterprises. These products are utilized by approximately 3,500 customers worldwide.

For more information about CDC Software, please visit the website — www.cdcsoftware.com

For further information, please contact:

Craig Celek, VP Investor Relations
Tel : 1 (212) 661 2160
Fax : 1 (646) 827 2421
Email: craig.celek@cdccorporation.net